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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of our report dated February 16, 2000 relating to the financial statements, which appear in the 1999 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 16, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
October 30, 2000

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